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                                                                  Exhibit 10.12.


                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     Entered into on and as of   December 22  , 1995 by and between JOHN W. ROSE
(the "Executive"), and F.N.B. CORPORATION (the "Company").

     WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of July 27, 1995 (the "Agreement"); and

     WHEREAS, the Board of Directors of the Company desires to amend the Agreement in order to assure the Executive's continuing services under circumstances in which there is a possible, threatened or actual change of control of the Company and to diminish the distraction of the Executive by virtue of personal risks and uncertainties inevitably caused by such circumstances;

     WHEREAS, the Executive and the Company desire to reaffirm all the other terms and provisions of the Agreement;

     NOW, THEREFORE, intending to be legally bound, the Executive and the Company covenant and agree that:

          1. The following section entitled "Merger or Consolidation" is hereby added to the Agreement to read in its entirety as follows:

     Section 10A.  MERGER OR CONSOLIDATION.

          In the event of the merger or consolidation of the Company with another corporation, and as a result of such merger or consolidation, the shareholders of the Company as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of the Common Stock of the Company for securities of another entity in which shareholders of the Company will own less than 51% of such entity's outstanding voting securities, or in the event of the sale by the Company of a substantial portion of its assets to an unrelated third party, the Executive shall have the right, at his sole option, to terminate his employment under this Agreement upon 30 days' advance written notice, provided such written notice shall have been delivered to the Company during the period beginning upon public announcement of the subject transaction and ending not more than 60 days after the effective date of such transaction. The Executive shall thereupon be entitled to receive from the Company a cash bonus (the "Cash Bonus") whose "present value" (as defined in paragraph (4) of subsection (d) of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) on the closing date of such transaction is equal to two hundred percent (200%) of the Executive's "base amount" (as defined in paragraph (3) of subsection (b) of said subsection
     (b) of said Section 280G).  (Said present value of the Cash Bonus is


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     hereinafter referred to as the "Initial Present Value".)  The Cash Bonus shall be paid as follows: an amount equal to one-third (1/3) of the Initial Present Value shall be paid on the effective date of the termination of his employment hereunder; an additional amount whose present value on the said closing date under Section 280G(d)(4) was one-third of the Initial Present Value shall be paid on the last day of the sixth month following such effective date; and a final amount whose present value on the said closing date under Section 280G(d)(4) was equal to one-third of the Initial Present Value shall be paid on the last day of the twelfth month following such effective date. If the Executive does not elect to terminate this Agreement as aforesaid, then this Agreement shall remain in effect and be assigned and transferred to the Company's successor in interest as an asset of the Company, and the Company shall cause such assignee to assume the Company's obligations hereunder; and in such event the Executive hereby confirms his agreement to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Agreement. It is understood and agreed, however, that the scope of the Executive's services under Section 2 of this Agreement shall be appropriately modified, at the election of such successor, to cover the segment of such successor's enterprise represented by the Company's assets and operations at the time of such aforementioned transaction.

     2. The parties hereby reaffirm all other terms and provisions of the Agreement, which shall remain in full force and effect as amended hereby.

     WITNESS the due execution and delivery hereof as of the date first above written.

WITNESS:                                    EXECUTIVE


/s/ DAVID B. MOGLE                          /s/ JOHN W. ROSE
---------------------                       ----------------------------
                                                John W. Rose


ATTEST:                                     F.N.B. CORPORATION


By /s/ DAVID B. MOGLE                       By /s/ JAMES T. WELLER
   ---------------------                       ----------------------------
   Secretary                                    Chairman of the Compensation
                                                Committee of the Board of
                                                Directors


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